Exhibit 10.1

Drawn up on :

Feb. 2008

Categories insured:

Workers with grade 12 and more

You are entitled to a complementary group insurance scheme under your employment contract.

This brochure outlines the main conditions of the scheme :

retirement benefits scheme

some general information :	✓	What are the vested rights in the event of leaving ?

	✓	Who are the beneficiaries in the event of death in service ?

	✓	What are the options in case of leaving ?

	✓	What is the tax treatment upon maturity of the contract ?

Retirement benefits scheme
What is the level of premiums paid ?

The annual employer’s premium amounts to : 50 % of the currently paid “AIP”
What are the benefits ?

The employer’s premiums are paid into a contract of the following insurance type :

‘Pure endowment with refund of savings’ providing for a capital payable upon being alive upon retirement or a capital amounting to the theoretical surrender value in the event of death before retirement.

The Lump sums insured depend on the amount of the premiums that have been paid into the contracts since joining, knowing that the premium is redetermined each year.

Each year a document called “Benefit statement” informs you of those covers as well as of the accrued profit sharing”.

When does the contract mature ?

Maturity of the contract is set at age 65 for both male and female insured.

What are the vested rights in the event of leaving ?

The ‘retirement’ contracts are the property of the insured.

Who are the beneficiaries in the event of death in service ?

The order of priority of the beneficiaries is as follows :

a)	the spouse (neither divorced nor judicially separated) or legal partner

b)	in the absence thereof, the insured’s children in equal shares

c)	in the absence thereof, the insured’s parents in equal shares

d)	in the absence thereof, the insured’s grandparents in equal shares

e)	in the absence thereof, the insured’s brothers and sisters in equal shares

f)	in the absence thereof, the legal heirs in equal shares.

Insured may modify the above-mentioned order of priority of beneficiaries.

Nevertheless, if the modification should exclude the spouse, the latter’s agreement will be required

(see law of 14 July 1976 on the respective rights and obligations of spouses).

What if the insured leaves in during his/her career ?

You will have the following options:

to remain insured without paying further premiums but subject to the terms and provisions of the retirement plan and the vested rights continue to earn interest;

to continue paying individually the premiums in full or in part;

to transfer the accrued values to a specially formed receiving structure so that they are no longer subject to the provisions of the provident plan and you can opt for a different form of insurance (not just endowment but also a death in service cover, etc.);

to transfer the accrued value (actuarial reserve) to your new employer’s insurance or provident organisation.

Tax treatment : benefitss paid upon maturity or in the event of death

Currently, the withholdings amount to :

1.	NHI CONTRIBUTION : 3.55 % on the Lumps Sum and profit sharing

2.	SOLIDARITY CONTRIBUTION : withheld from the capital and profit sharing

Amount :

2% if the amount owed is > € 24,789.35

1 % if the amount owed is between € 2,478.94 and € 24,789.35

This contribution is not owed on amounts of less than € 2,478.94

3.	ONE-OFF TAX :

The taxable amount is the gross available amount (exclusive of profit sharing), less the NHI withholding and solidarity contribution on the said gross available amount.

4.	TAX COMPUTATION :

Employer’s contract (‘A’ contract)	: 16.66 % on the Lumps Sum (*)

EXAMPLE

	Employer’s contract ‘A’		Profit shares	TOTAL
Capital	40.000,00		7.500,00	47.500,00
NHI 3.55%	-1.420,00		-266,25	-1.686,25
Sol. Contr. 2%	-800,00		-150,00	-950,00
	37.780,00		7.083,75	44.863,75
Tax one-off	-16,66 -6.294,15	% (*)		-6.294,15
NET	31.485,85		7.083,75	38.569,60
(*) This percentage is equal to 10,09% at the legal retirement age (ie. currently 65 for men, and until 01/01/2009, 64 for women) provided that the concerned person remains effectively active working.